Paul Hastings                   Paul, Hastings, Janofsky & Walker LLP
Attorneys                       75 East 55th Street  New York, NY  10022
                                telephone 212 318 6000  facsimile 212 319 4090
                                www.paulhastings.com


                               CONSENT OF COUNSEL


                  We consent to the reference to our Firm under the heading "Counsel and Independent Accountants" in Post-Effective Amendment No. 34 to the Registration Statement on Form N-1A of New York Daily Tax Free Income Fund, Inc., as filed with the Securities and Exchange Commission on or about August 28, 2006.


PAUL, HASTINGS, JANOFSKY & WALKER LLP


New York, New York
August 25, 2006